Exhibit 4.7

23 January 2014

CONSENT OF EXPERT

Ladies and Gentlemen:

I, David S. Dodd hereby consent to (1) the references to my name included or incorporated by reference in the registration statement on Form F-80 of GoGold Resources Inc. in connection with the report entitled “National Instrument 43-101 Independent Technical Report on the Parral Tailings Project Chihuahua, Mexico held by Grupo Coanzamex S.A. de C.V. (Coanzamex) a Subsidiary of GoGold Resources Incorporated (GoGold)” dated February 20, 2013 and (2) all other references to the undersigned included or incorporated by reference in the registration statement on Form F-80 of GoGold Resources Inc. dated January 23, 2014.

MDM GROUP LIMITED

By:	/s/ David S. Dodd
Name:	David S. Dodd, B. Sc. (Hon) FSAIMM
Title:	Chief Metallurgist

MDM ENGINEERING GROUP LTD

ADMINISTRATIVE HEAD OFFICE: 17 AVENUE DE LA COSTA B.P. 167

98003 MONACO CEDEX TEL: +377 9797 8200 FAX: +377 9797 8201

AFRICA OFFICE: 2ND FLOOR, 382 JAN SMUTS AVENUE, CRAIGHALL, RSA

PO BOX 413647, CRAIGHALL, 2024 TEL: +27 11 993 4300 FAX: +27 11 886 9306 WWW.MDM-ENGINEERING.COM

DIRECTORS: G.S.J BENNETT, D.C DE LA ROCHE, W.A NAIRN, M.T SMITH, M.R SUMMERS

REG NO. 1067430